EXHIBIT 99.3

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D. C. 20549
SCHEDULE 13D Under the Securities Exchange Act of 1934 (Amendment No. ___) ISRAMCO, INC.
(Name of Issuer)

Common Stock par value $.01 per share
(Title of Class of Securities)

464141109
(CUSIP Number)
Dale A. Schreiber, Esq. Proskauer Rose Goetz & Mendalsohn LLP 1585 Broadway New York, New York 10036 (212) 969-3000
(Name, Address and Telephone Number of Persons Authorized to Receive Notices and Communications)

August 25, 1995
(Date of Event with Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b) (3) or (4), check the following box:  ☐

Check the following box if a fee is being paid with the statement:  ☒

CUSIP No. 465141109

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	J.O.E.L. Jerusalem Oil Exploration Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	WC
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	14,321,425 shares
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	14,321,425 shares
	10)	Shared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	14,321,425 shares
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	45.2%
14)	Type of Reporting Person	CO

CUSIP No. 465141109

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	Pass-Port Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Shared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

CUSIP No. 465141109

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	Israel Credit Lines (Central) Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Shared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

CUSIP No. 465141109

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	Israel Credit Lines Complementary Financial Services Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Shared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

Item l.	Security and Issuer.

 The class of equity securities to which this Schedule 13D relates is the Common Stock, par value $.01 per share (the “Common Stock”), of Isramco, Inc., a Delaware corporation (the “Issuer”). The principal executive offices of the Issuer are located at 800 Fifth Avenue, Suite 21D, New York, New York 10021.

Item 2.	Identity and Background.

 This Schedule 13D is being filed by (i) J.O.E.L. Jerusalem Oil Exploration Ltd., an Israeli corporation (“JOEL”), (ii) Pass-Port Ltd., an Israeli corporation (“Pass-Port”), (iii) Israel Credit Lines (Central) Ltd., an Israeli corporation (“ICL”) and (iv) Israel Credit Lines Complementary Financial Services Ltd., an Israeli corporation (“Credit Lines” and, together with JOEL, Pass-Port, and ICL, the “Reporting Persons”).

 JOEL is a diversified company principally involved, directly or indirectly, in real estate, hotel management and oil exploration, and its business address is Shavit House, 4 Raoul Valenberg Street, Tel Aviv, Israel. Pass-Port is principally involved, directly or indirectly, in the real estate and oil exploration businesses, and its business address is 4 Hataasia Street Tel Aviv, Israel. The principal business of ICL is financial services and investments and its business address is 4 Hataasia Street, Tel Aviv, Israel. The principal business of Credit Lines is financial services and investments and its business address is 4 Hataasia Street, Tel Aviv, Israel. Schedules A, B, C and D annexed hereto and incorporated herein by reference set forth the information required by Item 2 of Schedule 13D with respect to executive officers and directors of JOEL, Pass-Port, ICL and Credit Lines, respectively.

 Credit Lines owns approximately 97% of the outstanding equity securities of ICL. ICL owns approximately 34% of the outstanding equity securities of Pass-Port. Pass-Port owns approximately 24% of the outstanding equity securities of JOEL. JOEL owns approximately 10% of the outstanding equity securities of Pass-Port. Accordingly, Credit Lines may be deemed to control ICL, Pass-Port and JOEL.

 The filing of this Schedule 13D does not constitute an admission by any of the persons making this filing that such persons are a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934. The Reporting Persons deny that they should be deemed to be such a “group” and such persons are making this filing only because they may be deemed to constitute a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934.

 During the last five years, the Reporting Persons have not been, and the directors and executive officers of the Reporting Persons have not been, convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors). During the last five years, the Reporting Persons have not been, and the directors and executive officers of the Reporting Persons listed on Schedules A, B, C and D have not been, a party to a civil proceeding of a judicial or administrative body of competent jurisdiction resulting in its or his having been or being subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities law or finding any violation with respect to such laws.

Item 3.	Source and Amount of Funds.

 JOEL purchased the shares of Common Stock owned by it in several transactions in 1989 and 1993. The source of the funds used for such purchases was JOEL’s working capital and loan to JOEL (since repaid). Reference is made to Item 3 of the Schedule 13D, dated December 24, 1989, filed with respect to the Common Stock by Company for Holding Founded by Y.O.E.L., an Israeli corporation and a subsidiary of JOEL, and Item 3 of the Schedule 13D, dated April 28, 1993, filed with respect to the Common Stock by JOEL and certain other parties.

Item 4.	Purpose of Transaction.

 On June 26, 1995, ICL purchased from JOEL and a subsidiary of JOEL the equity securities of Pass-Port owned by JOEL and such subsidiary of JOEL, representing 34% of the outstanding equity securities of Pass-Port. The purchase price was 27,056,000 New Israel Shekels, to be paid in 12 monthly installments, plus interest at an annual interest rate of 2%, subject to adjustments based on changes in the consumer price index. On the date of such purchase and sale, all of the former directors of Pass-Port, except the two public directors, resigned and designees of ICL and Credit Lines were elected to the Board of Directors of Pass-Port.

 On August 25, 1995, Pass-Port purchased from Southern Shipping and Energy, Inc., a Panamanian corporation (“SSE”) controlled by Dr. Joseph Elmaleh, the Chairman of the Board and Chief Executive Officer of the Issuer, all of the equity securities of JOEL owned by SSE, representing 16.8% of the outstanding equity securities of JOEL. The purchase price was $17,875,000, of which $14,250,000 was paid in cash (a portion of which was financed by a bank loan), $3,250,000 was paid in securities and $375,000 will be paid in five equal monthly installments bearing interest at an annual interest rate of 5%, subject to certain adjustments. Subsequent to the date of the purchase and sale of such stock, eight of the 10 former directors of JOEL resigned and eight designees of Pass-Port were elected to the Board of Directors of JOEL. After giving effect to this transaction, Pass-Port owns approximately 24% of the outstanding equity securities of JOEL.

 JOEL is currently negotiating with the Issuer with respect to JOEL’s representation on the Board of Directors of the Issuer and has requested that Yuval Ran, Chairman of the Board and Chief Executive Officer of Credit Lines and ICL, and David David, Chairman of the Board and Chief Executive Officer of JOEL and Pass-Port be elected to the Board of Directors of the Issuer. JOEL has also requested the Issuer to call a special meeting of stockholders to elect a new slate of directors, which would include Messrs. Ran and David.

 The Reporting Persons intend continually to review the Issuer’s business affairs, financial position and future prospects as well as conditions in the securities markets and general economic and other conditions. Based on such evaluation and review, the Reporting Persons may request that the Board of Directors of the Issuer take various courses of action with respect to the management or the business of the Issuer, although the Reporting Persons have not reached any conclusion with respect thereto. JOEL will continue to consider various alternative courses of action with respect to its investment in the Issuer as it may deem appropriate in light of the circumstances existing from time to time. Such actions may involve the purchase of additional shares of Common Stock or may involve the sale of all or a portion of the shares of Common Stock held by JOEL in the open market or in privately negotiated transactions to one or more purchasers.

 Except as described herein, the Reporting Persons do not have any plans or proposals which relate to or would result in (a) the acquisition by any person of additional securities of the Issuer or the disposition of securities of the Issuer, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the issuer, (c) a sale or transfer of a material amount of the assets of the Issuer, (d) any change in the present board of directors or management of the Issuer, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the Issuer’s board of directors, (e) any material change in the present capitalization or dividend policy of the Issuer, (f) any other material change in the Issuer’s business or corporate structure, (g) changes in the Issuer’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Issuer by any person, (h) causing a class of securities of the Issuer to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Issuer becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934 or (j) any action similar to any of those enumerated above.

Item 5.	Interest in Securities of the Issuer.

 JOEL owns 9,321,425 shares of Common Stock, representing 34.9% of the outstanding shares of Common Stock. In addition, JOEL owns 2,500,000 Class A Warrants of the Issuer, each of which entitles the holder thereof to purchase one share of Common Stock at an exercise price of $2 per share until April 16, 1996, and 2,500,000 Class B Warrants of the Issuer, each of which entitles the holder thereof to purchase one share of Common Stock at an exercise price of $4 per share until April 16, 1996. Accordingly, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, JOEL may be deemed to be the beneficial owner of 14,321,425 shares of Common Stock, representing 45.2% of the Common Stock.

 None of the other Reporting Persons owns any securities of the issuer.

Item 6.	Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

 Except as described herein, the Reporting Persons have no contracts, arrangements, understandings or relationships (legal or otherwise) with respect to any securities of the Issuer, including, but not limited to any agreements concerning (i) transfer or voting of any securities of the Issuer, (ii) finder’s fees, (iii) joint ventures, (iv) loan or option arrangements, (v) puts or calls, (vi) guarantees of profits, (vii) division of profits or loss or (viii) the giving or withholding of proxies.

Item 7.	Materials to be filed as Exhibits

Exhibit 1 - Joint Filing Agreement

Exhibit 2 - Agreement, dated August 25, 1995, by and among Pass-Port and SSE

Exhibit 3 - Loan Agreement between Pass-Port and an Israeli bank

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person or entity whose signature appears below constitutes and appoints Yuval Ran and David David, and each of them, its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for it and in its name, place and stead, in any and all capacities, to sign any and all amendments to this Statement on Schedule 13D and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in -fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them. or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

J.O.E.L. JERUSALEM OIL EXPLORATION LTD.

September 19, 1995	By:	/s/ David David
David David
Chairman of the Board and
Chief Executive Officer

PASS-PORT LTD.

September 19, 1995	By:	/s/ David David
David David
Chairman of the Board and
Chief Executive Officer

ISRAEL CREDIT LINES (CENTRAL) LTD.

September 19, 1995	By:	/s/ Yuval Ran
Yuval Ran
Chairman of the Board and
Chief Executive Officer

ISRAEL CREDIT LINES COMPLEMENTARY FINANCIAL
SERVICES, LTD.

September 19, 1995	By:	/s/ Yuval Ran
Yuval Ran
Chariman of the Board and
Chief Executive Officer

SCHEDULE A
DIRECTORS AND EXECUTIVE OFFICERS
OF
J.O.E.L. JERUSALEM OIL EXPLORATION LTD.

Board of Directors:

DAVID DAVID
Chairman of the Board and Chief Executive Officer
7 Tidhar Street, Ramat-Efal, Israel

ODED LUSKY
Director
3 Havatselt Hasharon Street, Herzelia Pituah, Israel
General Manager of Nilibit Insurance Co. Ltd.

HALBRECHT IDO
Director
Moshav Beitan Aharon, Israel
Manager of Idanim Furniture Ltd.

NATHAN TURNER
Director
23 Yehuda Hanasi Street, Tel-Aviv, Israel
Manager in Israel Credit Lines Complementary Financial Services Ltd. and
Manager of the Prime and Promote Group of Companies (financial services)

AMNON HALPER
Director
9 Kashani Street, Ramat-Aviv, Tel-Aviv, Israel
General Manager of Export Companies

DANNY NAGEL
Director
25 Keren Haisod Street, Holon, Israel
General Manager of Ken HaCookies Ltd.

YOAV RAN
Director
7 Anatod Street, Tel-Aviv, Israel
General Manager of the Israeli Liability Co. Ltd. and
Manager of Nilibit Insurance Co. Ltd.

A-1

JACOB EPHRATI
Director
18 David Niv Street, Pisgat Zeev, Jerusalem, Israel
Treasurer of the Municipality of Jerusalem, Director in the following companies:
Moria Jerusalem Development Co. Ltd.,
Administration and Finance Company of the Local Government Ltd.,
Mifal Hapais Ltd, Benienei Hauma Ltd., Jerusalem Zoo Ltd. and the
Jerusalem Development Authorities Ltd.

BARUCH KIRSHSTEIN
Director
10 Alfassi Street, Jerusalem, Israel
General Manager of B. Kirshstein Ltd.

DORON GRUPER
Director
70 Brener Street, Herzelia, Israel
General Manager of Agriculture Bank Ltd. and Trade Inv. Ltd.,
Deputy Manager of Navigator Investment Ltd. (investments) and
Octova Holdings Ltd. (investments)

A-2

SCHEDULE B
DIRECTORS AND EXECUTIVE OFFICERS
OF
PASS-PORT LTD.

DAVID DAVID
Chairman of the Board and Chief Executive Officer
7 Tidhar Street, Ramat-Efal, Israel
Israeli Securities Authority, Vice-chairman of the Board of
Israel Credit Lines Complementary Financial Services Ltd.

JACOB AMAR
Director
7 Haavoda Street, Rehovot, Israel
Manager of Jacob Amar Building and Development Ltd and Manager of
Kenionim Ltd.

FREDDY ZACH
Director
7 Hasharon Street, Kochav Yair, Israel
General Manager of Promote Consulting (1994) Ltd. and
Deputy Coordinator of Government Activities in the Territories,
Responsible for all civilian Activities.

EPHY MAGEN
Director
37 Anatod Street, Tel-Aviv, Israel
Accountant for Etgar Leather Ltd., Accountant for Navigator Real-Estate Ltd.

PROFESSOR SASSON BAR-YOSEF
Director
3 Mevo Dakar Street, Jerusalem, Israel
Lecturer at the School of Business Administration, Hebrew University of Jerusalem.

MICHAEL VALDAN
Director
35 Burla Street, Tel-Aviv, Israel
Advisor in the field of Chemistry and Petro-Chemistry in Israel and abroad.

B-1

SCHEDULE C
DIRECTORS AND EXECUTIVE OFFICERS OF
ISRAEL CREDIT LINES (CENTRAL) LTD.

YUVAL RAN
Chairman of the Board and Chief Executive Officer
9 Barazani Street, Ramat-Aviv, Tel-Aviv, Israel
Management of the Prime and Promote Group of Companies

NATHAN TURNER
Director
23 Yehuda Hanasi Street, Tel-Aviv, Israel
Manager in Israel Credit Lines Complementary Financial Services Ltd.
Group of Companies and Management of the Prime and Promote Group of Companies

AVRAHAM GOLDRICH
Director
11/B Pomorock Street, Tel-Aviv, Israel
Management of the Prime and Promote Group of Companies (financial services) and the
Goldrich Group of Companies

NATHAN SCHWARTZ
Director
10 Harechasim Street, Ramat-Gav, Israel
Management of the Prime and Promote Group of Companies (financial services)

C-1